July   , 1994






Joseph P. Martori, President
ILX Incorporated
2777 East Camelback Road
Phoenix, Arizona 85016

         Re:      Tammac Financial Corp. ("Tammac")
         to:      Los Abrigados Partners Limited Partnership
                  (a/k/a Los Abrigados Limited Partners Limited Partnership), an Arizona Limited Partnership ("LAP", "Developer" or "Borrower")
                  Resort:  Los Abrigados Resort & Spa
                  (a/k/a Sedona Vacation Club)
                  160 Portal Lane, Sedona, Arizona

Dear Mr. Martori:

         Pursuant to our various discussions, you have requested that Tammac make a loan to LAP in the approximate amount of $425,000.00 (the "Loan"), which is to be secured by Acceptable Contracts (as that phrase is hereinafter defined) and certain other assets owned by LAP. You have also requested, on behalf of LAP, that Tammac: (i) extend the term of the Commitment Letter dated June 28, 1991 (the "Commitment Letter") issued by Tammac to International Leisure Enterprises Incorporated (n/k/a ILX Incorporated) ("ILX") and assigned to LAP; and (ii) modify certain provisions of that certain Financing Agreement dated as of September 10, 1991 entered into by and between LAP and Tammac, as amended by that certain Modification Agreement dated as of August 12, 1992 and again amended by that certain Amendment to Commitment Letter, Financing Agreement, and Reaffirmation of Various Loan Documents dated as of March 31, 1993 (the "Financing Agreement"). The Commitment Letter and Financing Agreement, as modified, set forth the terms and conditions regarding LAP's sale and Tammac's purchase of certain consumer installment obligations generated at that certain timeshare condominium project known as Los Abrigados Resort & Spa and the Sedona Vacation Club located at 160 Portal Lane, Sedona, Coconino County, Arizona (the "Project" or "Resort").

         After reviewing LAP's request for financing as hereinabove set forth, Tammac is pleased to confirm its proposal to make the Loan and to modify the Commitment Letter and Financing Agreement subject to the execution and delivery of the loan documentation in form andsubstance as is satisfactory to Tammac and its counsel and subject to the following terms and conditions:




I.  THE LOAN:

A.  Borrower:    Los Abrigados Partners Limited
                 Partnership  (a/k/a  Los  Abrigados  Limited  Partners  Limited
Partnership), an Arizona Limited Partnership.

B.  Principal Amount
    of Loan: The amount of the Loan shall be the product of seventy-five (75%) percent multiplied by the aggregate remaining principal balance of the Acceptable Contracts (as defined herein), but in no event greater than $500,000.00.

         For purposes of this letter, an Acceptable Contract shall be a consumer contract or agreement and all related documents ("Contract" or "Contracts") entered into between the Borrower as seller and/or lender and a consumer ("Consumer") as the purchaser and/or borrower of (or relating to) a timeshare interest defined in and created by the Membership Plan and By-laws for the Resort (a "Unit Week" or "Timeshare Estate"), which satisfy the following requirements, and which are in all other respects acceptable to Tammac: (i) Borrower is the seller of a Unit Week under a Contract to a Consumer who is a United States resident, which Contract shall have a term of at least four years except for non-interest bearing Contracts, which shall have a term of at least one year; (ii) the purchase price under the terms of the Contract is payable in not more than 84 equal monthly installments in U.S. currency; (iii) no monthly installment is more than 30 days contractually delinquent under the original terms of the Contract, and neither the Borrower nor the Consumer is (in the sole discretion of Tammac) materially in default under the terms of the Contract;
(iv) all documents relating to the Contract and Project have been executed and delivered and copies are readily available to Tammac in the files of Borrower;
(v) none of the Contracts are or shall be subject to any defense, offset, counterclaim, discount or allowance except as otherwise consented to in writing by Tammac; (vi) terms of any Contract and all related documents shall comply in all respects with all applicable laws and regulations promulgated thereunder, including without limitation the provisions of the Federal Consumer Credit Protection Act of 1968, the Federal Consumer Leasing Act of 1976, the Real Estate Settlement Procedures Act and Regulation X, the Truth-in-Lending Act and Regulation Z; (vii) a cash down payment has been received in an amount equal to at least 10% of the purchase price under the Contract or, if the Consumer is upgrading his Unit Week, the 10% requirement may be met by aggregating the cash down payment and principal payments under the prior and current Contracts, prior to any discount; (viii) the rate of interest thereon applied to the unpaid balance (if said Contract provides for the payment of interest) is at least 3 percentage points above the highest prime rate as announced in The Wall Street Journal on the business day preceding the closing of the Loan; (ix) the Consumer has immediate access to a Unit Week which has been developed to the specifications provided in the Project documents, approvals and Contract; (x) at least one monthly payment has been made thereon and any applicable statutory or contractual "cooling off" or recision period has expired; (xi) under which no single Consumer has a balance due Borrower in excess of $15,000.00 unless specifically approved in writing by Tammac; (xii) Borrower is the sole owner of the Contract and has not sold, assigned, mortgaged, pledged or hypothecated all or any portion thereof, nor is the Contract subject to any claim, lien or security interest of any person or entity, including without limitation, the United States, or any agencies or instrumentalities thereof; and (xiii) the Contract shall be valid, enforceable and legally binding upon the Consumer.

C. Maturity of the Loan: The maturity of the Loan shall be four (4) years from the date of the Loan closing, at which time the Borrower shall pay to Tammac the unpaid principal balance of the Loan, together with all accrued and unpaid interest thereon and all other unpaid fees and expenses.

D. Interest Rate: (i) Interest shall be payable monthly on so much of the principal of the Loan as shall have been advanced to the Borrower and be unpaid at a floating rate of four (4%) percentage points above the highest prime rate as announced, from time to time, in The Wall Street Journal. The rate of interest may change from time to time without notice to the Borrower and each such change shall be effective on the date such change occurs. In no event, however, shall the rate of interest exceed the maximum allowable by law. All computations of interest shall be based on a calendar year having 360 days.

                    (ii) Upon the occurrence and during the continuance of an Event of Default, the rate used to calculate the interest rate due on the Loan may, at the option of Tammac, increase by five (5%) percentage points per annum above the then applicable interest rate referred to above (the "Default Rate")
.
                    (iii) In the event Tammac receives a payment of interest or principal more than fifteen (15) days after the date due, such payment shall be subject to a late charge of five (5%) percent of such payment (the "Late Charge"). The Late Charge represents the cost to Tammac in processing late payments and shall not be deemed to constitute additional interest.

E. Mandatory Payments: During the first twelve (12) months of the Loan, the Borrower shall pay to Tammac a minimum payment each month of $14,406.00. Thereafter, for the next consecutive thirty-six (36) months, the Borrower shall pay to Tammac a minimum monthly payment of $6,280.00. All mandatory payments as hereinabove provided shall be applied first to the payment of accrued and unpaid interest and the balance shall be applied to the payment of installments of principal then remaining unpaid. The aforesaid payments shall be payable in arrears on the first day of each calendar month commencing on the first (1st) day of the month next following the date of the Loan closing and shall continue until such time as the full principal sum, together with all amounts owing under the Loan have been paid in full. The aforesaid payments shall be payable out of the monthly collections received under the Acceptable Contracts. In the event the monthly collections from the Acceptable Contracts are insufficient to pay principal and/or interest on the Loan, the Borrower shall pay the interest and/or principal insufficiency on the first of each month as aforesaid.

F. Voluntary Prepayment: The Borrower shall have the right to prepay the principal of the Loan at any time without penalty or premium.

G. Servicing of Acceptable Contracts: Borrower shall, at its cost and expense, enter into a servicing agreement with a servicing entity selected by Borrower and approved by Tammac ("Servicing Agent"), to service the Acceptable Contracts. The Servicing Agent shall furnish to Tammac such reports, documentation and information regarding the Acceptable Contracts as is reasonably satisfactory to Tammac.

H. Collection of Monies Due Under Contracts: Borrower and/or the Servicing Agent shall maintain a depository Dominion Account at an insured financial institution selected by Borrower and acceptable to Tammac into which all payments due under the Acceptable Contracts will be made. All proceeds of the Acceptable Contracts shall be deposited in the form received by the Borrower into the aforesaid
Dominion Account. Borrower, Tammac and the selected and approved financial institution shall enter into an agency or lock box agreement ("Agency
Agreement"), the terms of which agreement shall be acceptable to Tammac and Tammac's counsel, and which shall provided, among other things, for the said financial institution to apply for, obtain and maintain in Borrower's name a post office box to which all payments under the Acceptable Contracts shall be made and to deposit in the Dominion Account all funds received in connection with the Acceptable Contracts and turn said funds over to Tammac, all in accordance with the terms and conditions of the Loan Agreement to be entered into between Borrower and Tammac and the Agency Agreement. The said post office box and Dominion Account shall be subject to the exclusive control of Tammac in accordance with the terms of the Loan Agreement and Agency Agreement. The financial institution selected and approved as agent shall transfer the funds deposited to the Dominion Account by wire transfer or check as shall be directed by Tammac.

     Borrower shall instruct all of the Consumers under the Acceptable Contracts to direct remittances to a post office box established by Tammac in the name of the Borrower. All proceeds of the Acceptable Contracts shall be directed to such post office box, whether in the form of cash, checks, drafts, notes or other remittances received by the Borrower in payment of or on account of any of the Acceptable Contracts. Upon receipt by Tammac, all such proceeds shall be applied to payment in full or in part of the principal or interest due on the Loan or to any other obligation of the Borrower to Tammac in such order as Tammac may elect.

I. Collateral: (i) A first lien on all of the Acceptable Contracts and related consumer documents, which shall be enumerated on a schedule prepared by Borrower and approved by Tammac.

                (ii) A valid second lien on the entire real property, structures and fixtures located thereon at the Resort, subject only to an existing first lien on the Resort maintained by Bank One, Arizona, N.A., with a principal balance remaining due thereunder of no more than $2,300,000.00, and that certain Deeds of Trust Equal Priority Agreement entered into by and among Tammac and Resort Funding, Inc.

                Notwithstanding anything contained herein to the contrary, provided LAP is not in default under the Loan Documents or any other obligations due to Tammac, whether now existing or hereafter arising, upon LAP's request, Tammac shall subordinate its second lien on the Resort to one or more prior liens thereon held by one or more financial institutions or reputable funding sources having an aggregate principal balance of no more than $2,500,000.00.

                (iii) A valid perfected security interest in all fixtures, furnishings, equipment, machinery, apparatus, fittings, building materials and articles of personal property of every kind and nature whatsoever, now or hereafter located in or upon any portion of the Resort used or usable in connection with any present or future operation of the Resort and acquired by the Borrower.

                (iv) A collateral assignment of all leases, rents and profits relating to he Resort.

                (v) All of the Borrower's (a) accounts and accounts receivables relating to the Acceptable Contracts and Contracts purchased by Tammac; (b) inventory; (c) machinery, equipment, furniture and fixtures; (d) contract rights relating to the Acceptable Contracts and the Contracts purchased by Tammac; (e) general intangibles relating to the Acceptable Contracts and the Contracts purchased by Tammac; (f) interests in marketing or direct mail agreements relating to the Resort as same relate to the Acceptable Contracts and Contracts purchased by Tammac; (g) licenses, contracts, management contracts or agreements, permits or certificates relating to the Resort; (h) rights as declarant, developer, owner and/or otherwise under the governing documents or restrictive covenants affecting the Resort; and (i) proceeds and products of the foregoing, which the Borrower may have or may hereafter acquire and relating to or used in connection with the Resort.

J. Guarantor: The obligations of the Borrower pursuant to the Loan shall be unconditionally guaranteed by ILX, Incorporated, an Arizona Corporation, pursuant to a continuing guaranty agreement in such form and substance as is satisfactory to Tammac and its counsel.

 II.     MODIFICATION OF COMMITMENT LETTER:

         Tammac's obligation to purchase Contracts pursuant to the Commitment Letter, as amended, expires on September 30, 1994. The Developer has requested that Tammac extend the term of the Commitment Letter for an additional twenty-four (24) months and purchase up to an additional $10,000,000.00 of new Contracts to be generated by the Developer at the Project. (All capitalized or defined terms used herein shall have the same meaning set forth in the Commitment Letter, the Financing Agreement, the Modification Agreement, Deed of Trust, the Security Agreement and all related loan documents, unless otherwise defined herein).

         Effective as of the date that the Second Amendment to the Financing Agreement and related Loan Documents ("Second Amendment") executed and delivered to Tammac by the Developer and the Guarantor, the Commitment Letter shall be modified in the following respects:

A. Increase in Phase II Funding: From and after the date of the Second Amendment, Tammac shall, subject to the terms and conditions of the Commitment Letter, the Financing Agreement, as modified and amended, and all related loan documents, purchase up to an additional $10,000,000.00 of Contracts on a going forward basis. Said additional funding for purposes of the Commitment Letter and Financing Agreement shall be deemed to be "Phase II" funding.

B. Collateral: Paragraph 2 of the Commitment Letter is amended in its entirety to read as follows:

                (i) Assignment of the Developer's right, title and interest in and to the Contracts and related consumer documents purchased by Tammac.

                (ii) A first lien on all of the Acceptable Contracts and related consumer documents, which shall be enumerated on a schedule prepared by Developer and approved by Tammac.

                (iii) A valid second lien on the entire real property, structures and fixtures located thereon at the Resort, subject only to a first lien on the Resort maintained by Bank One, Arizona, N.A., with a principal balance remaining due thereunder of no more than $2,300,000.00, and that certain Deeds of Trust Equal Priority Agreement entered into by and among Tammac and Resort Funding, Inc.

                Notwithstanding anything contained herein to the contrary, provided LAP is not in default under the Loan Documents or any other obligations due to Tammac, whether now existing or hereafter arising, upon LAP's request, Tammac shall subordinate its second lien on the Resort to one or more prior liens thereon held by one or more financial institutions or reputable funding sources having an aggregate principal balance of no more than $2,500,000.00.

                (iv) A valid perfected security interest in all fixtures, furnishings, equipment, machinery, apparatus, fittings, building materials and articles of personal property of every kind and nature whatsoever, now or hereafter located in or upon any portion of the Resort used or usable in connection with any present or future operation of the Resort and acquired by the Borrower.

                (v) A collateral assignment of all leases, rents and profits relating to the Resort.

                (vi) All of the Borrower's (a) accounts and accounts receivables relating to the Acceptable Contracts and Contracts purchased by Tammac; (b) inventory; (c) machinery, equipment, furniture and fixtures; (d) contract rights relating to the Acceptable Contracts and Contracts purchased by Tammac; (e) general intangibles relating to the Acceptable Contracts and Contracts purchased by Tammac; (f) interests in marketing or direct mail agreements relating to the Resort as same relate to the Acceptable Contracts and Contracts purchased by Tammac; (g) licenses, contracts, management contracts or agreements, permits or certificates relating to the Resort; (h) rights as declarant, developer, owner and/or otherwise under the governing documents or restrictive covenants affecting the Resort; and (i) proceeds and products of the foregoing, which the Borrower may have or may hereafter acquire and relating to or used in connection with the Resort.

C. Guarantor: Paragraph 3 of the Commitment Letter is amended in its entirety to read as follows:

     3. Guarantor: The obligations of the Developer pursuant to the Financing Agreement, shall be unconditionally guaranteed by ILX Incorporated, pursuant to a continuing guaranty agreement in such form and substance as is satisfactory to Tammac and it counsel.

D. Legal Fees: Paragraph 5 of the Commitment Letter is amended in its entirety to read as follows:

     5. Legal Fees: Upon Developer's and the Guarantor's acceptance of this proposal letter, Developer and the Guarantor hereby unconditionally agree to pay all fees, expenses and charges with respect to the transactions contemplated hereunder (whether or not said transactions are consummated), including, without limiting the generality thereof, title insurance, survey costs, recording and filing fees and the fees and expenses of counsel for Tammac.

E. Title Insurance: Paragraph 6 of the Commitment Letter is amended in its entirety to read as follows:

     6. Title Insurance: LAP shall furnish Tammac with an endorsement to the existing title insurance policy insuring Tammac's interest in the Project in an amount of $9,000,000.00, satisfactory to Tammac, noting the recording of the Second Modification to the Deed of Trust, Assignment of Rents and Security Agreement. The endorsement to the existing title policy shall not reflect any additional defects, liens, encumbrances and exceptions to title whatsoever, except for exceptions that are approved by counsel for Tammac.

F. Financing Agreement: (a) Paragraph 10(a) of  the Commitment Letter is amended in its entirety to read as follows:

                        10(a). Provided LAP is not in default under the terms and conditions of the Financing Agreement, and the Guarantor is not in default pursuant to the terms of the guaranty agreement, Tammac shall purchase those Contracts offered for sale by LAP, subject to the Phase I and Phase II commitment amounts, as amended, provided said Contracts meet Tammac's lending criteria and guidelines, as same shall be in effect on the date that the Second Amendment is executed and delivered to Tammac by the Developer and Guarantor. A copy of Tammac's then current lending guidelines and criteria shall be attached to the Second Amendment. Tammac's lending guidelines and criteria shall not change during the term of the Financing Agreement.

                        Except as set forth in 10(f) below, Tammac shall accept Contracts that meet Tammac's lending guidelines and criteria and which are written at a contract rate of five and one-quarter (5 1/4%) percentage points above the highest prime rate as announced from time to time in The Wall Street Journal (the "Acceptable Contract Rate"). The Acceptable Contract Rate shall be fixed for a period of six months from the execution and delivery of the Second Amendment and shall be based on the highest prime rate as announced in The Wall Street Journal on the business day preceding the execution and delivery of the Second Amendment. Thereafter, the Acceptable Contract Rate is subject to change every six (6) months following the execution and delivery of the Second Amendment (the "Change Date") and will be reset, if at all, based upon the highest prime rate as announced in The Wall Street Journal then in effect on each Change Date. See Section 3(c) of the Third Amendment to Financing Agreement.

                        (b) Paragraph 10(f) is amended in its entirety to read as follows:

                        10(f). Notwithstanding anything contained herein to the contrary, for each Contract written by LAP and purchased by Tammac at a contract interest rate less than the Acceptable Contract Rate, then in effect on the date Tammac purchases said Contract, said Contract shall be discounted on the date each such contract is purchased by Tammac so as to yield an equivalent rate to Tammac of the Acceptable Contract Rate then in effect. To that extent, the amount to be funded by Tammac to LAP on each such Contract shall be reduced. Any and all sums paid by LAP to Tammac so as to equalize the yield as aforesaid shall be non-refundable under any and all circumstances.

                        In the event that a Contract written by LAP and purchased by Tammac provides for a contract interest rate greater than the Acceptable Contract Rate then in effect on the date each payment is received under the Contract by the Consumer, Tammac shall pay to the Developer, as and when collected and earned, on a monthly basis, the Interest Rate Differential, as hereinafter defined. The Interest Rate Differential shall be computed by subtracting the interest component of each payment of an effected Contract computed at the Acceptable Contract Rate then in effect from the interest component of each payment actually received by Tammac on each Contract written at a rate of interest in excess of the Acceptable Contract Rate. Tammac shall furnish such documentation to the Developer, on a monthly basis, identifying each of the Contracts purchased by Tammac which are subject to an interest rate differential payment ("Interest Rate Differential Payment(s)") as hereinabove provided, which documentation shall be reasonably satisfactory to Tammac and the Developer. Tammac shall not be responsible to make any Interest Rate Differential Payments to the Developer unless and until Tammac receives good, collected funds required to be paid under said Contracts. LAP recognizes and agrees that it shall bear any credit risk in the event that all or any payments due under a particular Contract are not made and/or received by Tammac or are otherwise dishonored. In the event that all or any portion of the Interest Rate Differential Payments are required to be returned to a Consumer or someone making a claim by or on behalf of the Consumer or the Consumer's creditor(s), the Developer shall, upon the demand of Tammac, immediately return all or any portion of the Interest Rate Differential Payment(s) required to be returned.

                        Tammac shall be under no obligation to make Interest Rate Differential Payments to the Developer in connection with the Acceptable Contracts securing the Loan referred to in Section I above.

                        (c) Paragraph 10(h) is amended in its entirety to read as follows:

                        10(h) In the event the Developer sells one Unit Week to two (2) Consumers, whereby one of the Consumers is purchasing the odd years of a Unit Week and the other consumer is purchasing the even years of that Unit Week ("Split Week Contracts"), Tammac shall not be obligated to purchase any Split Week Contracts unless said Split Week Contracts meet Tammac's lending criteria and guidelines.

                        (d) The following additional subsections are added after
(10)(h):

                        (10)(i). Tammac shall only accept Contracts which provide that: (i) the amount financed is an amount equal to or greater than $7,001.00 and the term of which is eighty-four (84) months or less; (ii) the amount financed is between $5,001.00 and $7,000.00 and the term of which is 60 months or less; or (iii) the amount financed is $5,000.00 or less and the term of which is forty-eight (48) months or less.

                        (10)(j). After the expiration of the commitment period, which shall expire two years from the execution and delivery to Tammac by the Developer of the Second Amendment or the purchase by Tammac of an additional $10,000,000.00 of Contracts, whichever occurs first, Developer shall not have the option of offering Replacement Contracts to Tammac for delinquent Contracts and Tammac shall be under no obligation to accept any Replacement Contracts. From and after the expiration of the commitment period, Developer must repurchase the delinquent Contracts.

G. Term of Commitment: Paragraph 18 of the Commitment Letter is amended in its entirety to read as follows:

     18. Term of Commitment: Subject to the aforementioned terms and conditions, and there being no material adverse change in LAP's and/or the Guarantor's financial condition, this commitment shall remain in force and effect for a period of two (2) years from the execution and delivery to Tammac of the Second Amendment, provided that this letter is accepted by LAP and the Guarantor within fifteen (15) days from the date of this letter. If this proposal letter is not accepted as aforesaid, this commitment shall be deemed to have expired and shall be null and void and of no further force and effect.


III.    CONDITIONS PRECEDENT:

A. Preliminary Documentation: The closing of the Loan and the Modification of the Financing Agreement shall be subject to the receipt, review and approval by Tammac, and Tammac's counsel, of the following:

                        (i) The existing Consumer Documentation, if same differs from the Consumer Documentation previously reviewed and approved by Tammac and its counsel, or a statement to the effect that the existing Consumer Documentation has not changed;

                        (ii) The filed certificates or articles of incorporation and by-laws, as amended to date, for the Guarantor. This requirement may be satisfied by a written statement that the certificate or articles of incorporation and by-laws of the Guarantor, which are currently in Tammac's possession, have not been amended or modified in any respect; (iii) The filed certificate of limited partnership of LAP and LAP's Limited Partnership Agreement, as amended to date, or a statement that the certificate of limited partnership and Limited Partnership Agreement for LAP, which are currently in Tammac's possession, have not been amended or modified in any respect;

                        (iv) The names and titles of all officers and directors of the Guarantor;

                        (v) The names of all of the general and limited partners of LAP;

                        (vi) The names and the percentage of ownership interest of each of the shareholders of ILE Sedona Incorporated;

                        (vii) Certificates of good standing, or such other documentation as is reasonably satisfactory to Tammac, for LAP and the Guarantor in all jurisdictions in which they are authorized to do business;

                        (viii) Corporate franchise tax searches and/or certificates from the Directors of Revenue, or such other documentation as is reasonably satisfactory to Tammac, that no taxes are due to the various taxing authorities with respect to LAP and the Guarantor;

                        (ix) Continuation uniform commercial code financing searches for LAP;

                        (x) An endorsement to the existing title insurance policy insuring Tammac's interest in the Project noting the recording of the first Modification to the Deed of Trust, Assignment of Rents and Security Agreement and confirming that no liens or encumbrances affect the title to the Project and Tammac's security interest therein, except as otherwise approved by Tammac;

                        (xi) Federal tax lien, state tax lien and judgment searches for LAP and the Guarantor;

                        (xii)   Evidence  of  compliance   with  all  applicable
federal, state and local environmental laws, rules, regulations and ordinances relating to the Resort;

                        (xiii) A copy of the most current Public Report issued by the Arizona Department of Real Estate and all approvals to sell and/or finance timeshare interests;

     (xiv) An update of the Environmental Questionnaire dated April 23, 1991 submitted to Tammac and prepared by BIS-ILE Associates;


                        (xv) Evidence that the Resort is in compliance with its ground water quality protection permit(s) and the Consent Judgment entered into between BIS-ILE Associates, the Arizona Center for Law and the Public Interest and the Arizona Department of Environmental Quality dated June 28, 1991;

                        (xvi) Evidence that the Resort is connected to the public sanitary sewer system;

                        (xvii) A listing and description of any pending lawsuits involving LAP and/or the Guarantor in which LAP and/or the Guarantor is or are defendants or otherwise defending any claim which is in excess of $10,000.00;

                        (xviii) An updated list of all permits, certificates and/or approvals required or otherwise obtained in connection with the sale and financing of the timeshare interests and the conduct of all business at the Resort;

                        (xix) Written  authorizations  and/or  waivers from Bank
One, Arizona, N.A. and any other creditors authorizing the transactions contemplated herein, if so required pursuant to said lender's loan documents;

                        (xx) Any and all amendments to the Membership Plan for Sedona Vacation Club at Los Abrigados dated September 10, 1991; and

                        (xxi) An opinion letter from LAP's counsel reaffirming, as of the date of the Second Amendment to be entered into in connection with this transaction, counsel's prior opinion letters issued to Tammac dated as of September 10, 1991.

B. Insurance: Fire and other hazard insurance covering the Resort, including, but not limited to fire and extended coverage, in such amounts and by such insurance companies as Tammac shall approve, together with a standard form insurance endorsement in form and substance satisfactory to Tammac showing Tammac's interest shall be required, together with the original policies of insurance, if so requested by Tammac.

C. Flood Insurance: If, on the date of the closing of the Second Amendment and the Loan, any substantial improvements at the Resort are in an area that have been identified by the Secretary of Housing and Urban Development as having special flood or mud slide hazards, and on which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, the Developer will be required to purchase a flood insurance policy satisfactory to Tammac, if so requested by Tammac.

D. Documentation: (i) The Loan Agreement, Promissory Note, Second Amendment to the Loan, the Second Modification of the Deed of Trust, Assignment of Rents and Security Agreement and related documents, including, but not limited to, the Security Agreements, Guaranty Agreements, Certifications and opinion letters of the Developer's and the Guarantor's counsel, shall be executed and delivered by the Developer, the Guarantor and the Developer's and Guarantor's counsel, as the case may be, in a form and substance as shall be satisfactory to Tammac and its counsel.

                    (ii) The necessity for, and form and substance of each and every document relating to the Second Amendment, the Loan and the security therefor, or incident thereto, and any proceedings incident thereto, title and evidence thereof, and all questions relating to the validity and priority of the mortgages or deeds of trust to be granted by the Developer, shall be determined by and must be satisfactory to counsel for Tammac.

                    (iii) Developer's counsel shall provide to Tammac a legal opinion regarding the Resort, the Loan, the Second Amendment, the Contracts and related documents and various other matters pertaining to the Loan, the sale and assignment of the Contracts, and their compliance with all applicable laws, regulations and requirements, all in form and substance satisfactory to Tammac and Tammac's counsel.

E. Legal Compliance: (i) The Developer shall, if requested by Tammac provide evidence in form and substance satisfactory to Tammac that it has: (a) conducted its business in conformity with all federal, state and local laws, rules, regulations, orders and ordinances; and (b) complied in all respects with the applicable provisions of the Employment Retirement Income Security Act of 1974, 29 USC Section 1001, et seq., as amended ("ERISA") and all regulations issued thereunder by the United States Treasury Department, Department of Labor and Pension Benefit Guaranty Corporation.

                    (ii) The Developer shall furnish to Tammac such evidence as Tammac may require to demonstrate current full compliance with all applicable building, zoning, health, environmental protection and safety laws, ordinances and regulations (including approval of board of fire underwriters and local private or public sewer or water utilities) from all authorities having jurisdiction relating to the Resort. The Developer shall provide such evidence as Tammac may reasonably require to demonstrate compliance with the Americans with Disabilities Act, 42 U.S.C. 12101.

                    (iii) The Developer shall certify or furnish to Tammac other satisfactory evidence at the time of closing that there is no action or proceeding pending before any court or administrative agency with respect to the validity of the mortgage loans or of any laws, ordinances or regulations, and any certifications or permits, issued thereunder, pertaining to the Resort or any Collateral. The Developer shall certify or supply other evidence satisfactory to Tammac that the Developer is not a party to any existing or pending or threatened litigation.

                    (iv) In addition to the foregoing, and without in anyway limiting the generality of the foregoing requirements, if the Resort is being used for any purpose which has not been previously disclosed to Tammac, the Developer shall produce a letter issued from the appropriate governmental officials that the current uses of the Resort are not in violation of any applicable zoning requirements or restrictions.

F. Environmental Compliance: The Developer shall provide Tammac with all representations, warranties and covenants required by Tammac so as to protect Tammac from the effects of any environmental law, statute, ordinance or regulation now or hereafter promulgated by any federal, state or local government or agency thereof.

G. Exchange Group Membership: The Developer shall maintain membership in one or more timeshare exchange services satisfactory to Tammac, until such time as the Loan has been paid in full and all Contracts purchased by Tammac from the Developer have been satisfied.

H. Validity of Proposal: (i) The validity of this proposal will be subject to the accuracy of all information, representations, exhibits and other materials submitted with or in support of the Developer's and the Guarantor's request for the financing of Contracts and the Loan, or other data, and any change incident thereto shall, at the option of Tammac, void all obligations of Tammac under the provisions of said proposal.

                    (ii)   Tammac   reserves   the   right   to   continue   its
investigations as to the creditworthiness of the Developer and the Guarantor subsequent to the delivery of this letter and in the event Tammac should discover any information subsequent to the issuance of this letter which, if discovered prior to the delivery hereof, would have resulted in rejecting the application for the extension of credit, then and in that event, Tammac shall have the right to withdraw this proposal letter.

I. Assignment: This proposal shall not be assignable, without the prior written consent of Tammac and any attempt at such assignment without such consent shall be void.

IV.      GENERAL CONDITIONS:

         The Loan and the Second Amendment and related documents are subject to satisfaction by the Developer and the Guarantor of the Conditions Precedent
noted above and the negotiation, execution and delivery of the loan documentation satisfactory to all parties thereto. This documentation shall include representations and warranties, the granting of security interests, covenants and events of default of the kind and nature generally utilized by Tammac for similar transactions, including without limitation, the following:

A.       Cross Default:
         A default in either the Financing Agreement or the Loan and/or any related documents shall be a default in any other obligations of the Developer owing to Tammac at any time.

B.       Cross-Collateralization:
         The Financing Agreement and the Loan and any other obligations of the Developer shall be deemed collateralized by the Resort and all other Collateral hereinabove referred to.

C.       Representations and Warranties.
         The Loan Documents shall contain such representations and warranties to be made on behalf of the Developer and the Guarantor and shall be satisfactory to counsel for Tammac and of the kind and nature generally utilized by Tammac in loan transactions of this type.

D.       No Secondary Financing:
         So long as any obligations are outstanding to Tammac, there shall be no secondary financing secured by any of the Collateral, nor any transfer of title of any of the Collateral, except in the ordinary course of the Developer's business, without the prior written approval of Tammac.

         Notwithstanding anything contained herein to the contrary, provided the Developer is not in default under the Loan Documents or any other obligations due to Tammac, whether now existing or hereafter arising, LAP may further encumber the Resort by one or more prior deeds of trust secured by the Resort granted by one or more financial institutions or reputable funding sources, provided the aggregate principal sum(s) due to said lender(s) is no more than $2,500,000.00.

E.       Financial Information:
         The Developer and the Guarantor will provide Tammac, within sixty (60) days of the close of each quarter-annual fiscal period, with quarterly financial statements certified by the Developer's and Guarantor's Chief Financial Officer and within one hundred twenty (120) days of the close of each fiscal year audited financial statements. Each such statement shall be in such form and in such detail as shall be satisfactory to Tammac and shall be prepared by independent certified public accountants selected by the Developer and the Guarantor and satisfactory to Tammac. All such statements shall be prepared in accordance with generally accepted accounting principles consistently applied.

V.       MISCELLANEOUS:

A. Obligations of Tammac: All obligations on the part of Tammac in connection with the subject transactions, and all matters with respect to title, covenants, restrictions, lien searches affecting the Collateral, as well as with respect to the validity and priority of the liens of Tammac, and the form and substance of all documents necessary to effect the consummation of the subject transactions shall be determined by and must be satisfactory to Tammac and its counsel.

B. Legal Fees and Expenses: (i) The acceptance of this proposal letter shall constitute the Developer's and the Guarantor's unconditional agreement to pay all fees, expenses and charges with respect to the subject transactions as outlined herein (whether or not the closing of the transactions ever occurs), including without limiting the generality thereof, recording and filing fees, insurance premiums, search fees, the fees and expenses of counsel for Tammac, the fees and expenses of Tammac's inspectors or appraisers, if any and other fees or assessments payable in connection with the transactions. Notwithstanding anything contained herein to the contrary, the Developer's and Guarantor's obligation to pay for or reimburse Tammac for Tammac's legal fees shall be capped at $5,000.00.
                                   (ii)  The  interest  of  the  Developer,  the
Guarantor and Tammac are or may be different and may conflict. Tammac's attorneys shall represent only Tammac and not the Developer or the Guarantor. The Developer and the Guarantor, therefore, are advised to employ an attorney (or attorneys) of their choice to represent their interests.

C. Applicable Law: Notwithstanding the place of acceptance of this proposal, or the place of execution of any of the Loan Documents, this proposal shall be deemed made and accepted in Wilkes-Barre, Pennsylvania, and the Developer and the Guarantor agree by the acceptance hereof that the validity and interpretation of this proposal and the instruments of indebtedness and instruments of security contemplated herein shall be governed by the laws of the Commonwealth of Pennsylvania, unless such documents shall expressly provide otherwise.

D. Changes and Amendment: No changes in the provisions of this proposal letter shall be valid or binding unless acknowledged and confirmed in writing by the undersigned officer of Tammac.

E. Closing Date: The closing date of the Loan and the execution and delivery of the Second Amendment and all related documents must occur no later than sixty (60) days from the date of the Developer's acceptance of this proposal letter.

F. Term of Proposal: Subject to the aforementioned terms and conditions, and there being no material adverse change in the financial condition of the Developer or the Guarantor prior to closing, the proposal to make the Loan shall remain in full force and effect for a period of seventy-five (75) days from the date of this proposal letter, and the proposal to purchase Contracts pursuant to the Second Amendment and related documents as aforesaid shall remain in full force and effect until twenty-four (24) months from the date of the closing of the Loan and execution and delivery of the Second Amendment to the Financing Agreement and related documents by and between all parties, provided same is accepted in full by the Developer and the Guarantor within fifteen (15) days from the date of this letter. If not so accepted, this proposal shall be deemed to have expired and shall be null and void and of no effect.

         I believe this proposal outlines our conversations and I look forward to working with you on these transactions. Please indicate your acceptance of this proposal letter by executing the enclosed copy and returning same to me, whereupon this proposal letter shall constitute a binding agreement in accordance with its terms.

                               Very truly yours,

                             TAMMAC FINANCIAL CORP.

                       BY:  Andy G. Roosa
                           -----------------------------
                            ANDY G. ROOSA, President

         The undersigned authorized representative of Los Abrigados Partners Limited Partnership, an Arizona Limited Partnership, has read the above proposal letter, and on behalf of Los Abrigados Partners Limited Partnership agrees to and accepts the terms and conditions as outlined. On behalf of Los Abrigados Partners Limited Partnership, Tammac is authorized to have its counsel commence the necessary documentation at its earliest convenience.

LOS ABRIGADOS PARTNERS LIMITED PARTNERSHIP,
An Arizona Limited Partnership, By
ILE Sedona Incorporated, an Arizona
Corporation, Sole General Partner

By: Joseph P. Martori, President        Dated:  July 27, 1994
    ----------------------------              ---------------

         The undersigned authorized representative of ILX Incorporated, has read the above proposal letter, and on behalf of ILX Incorporated agrees to and accepts the terms and conditions as outlined. On behalf of ILX Incorporated, Tammac is authorized to have its counsel commence the necessary documentation at its earliest convenience.

ILX INCORPORATED

By: Joseph P. Martori, President        Dated:  July 27, 1994
    ----------------------------              ---------------
    JOSEPH P. MARTORI, President